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                                                                    EXHIBIT 32.2

                                  CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Big 5 Corp. (the "Company") on Form 10-Q for the period ending June 27, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Charles P. Kirk, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Charles P. Kirk
-------------------

Charles P. Kirk
Senior Vice President and Chief Financial Officer
August 11, 2004

A signed original of this written statement required by Section 906 has been provided to Big 5 Corp. and will be retained by Big 5 Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

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